Exhibit 99.1

RYVYL Announces Pricing of $6.0 Million Public Offering

SAN DIEGO, CA, July 15, 2025 (GLOBE NEWSWIRE) -- RYVYL Inc. (NASDAQ: RVYL) (“RYVYL” or the “Company”), a leading innovator of payment transaction solutions leveraging electronic payment technology, today announced the pricing of its public offering of an aggregate of 15,384,615 shares of common stock (or prefunded warrants in lieu thereof) and warrants to purchase up to 15,384,615 shares of common stock, at a combined public offering price of $0.39 per share and accompanying warrant. The warrants will have an exercise price of $0.39 per share, will be immediately exercisable upon issuance, and will expire on the five-year anniversary of the original issuance date.

The gross proceeds from the offering, before deducting placement agent fees and other offering expenses, are expected to be approximately $6.0 million. The closing of the offering is expected to occur on or about July 16, 2025, subject to the satisfaction of customary closing conditions.

Maxim Group LLC is acting as the sole placement agent in connection with the offering.

A registration statement on Form S-1 (File No. 333- 284986) was filed with the U.S. Securities and Exchange Commission (“SEC”) and was declared effective by the SEC on July 14, 2025. A final prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website at https://www.sec.gov. The offering is being made only by means of a prospectus forming part of the effective registration statement. Electronic copies of the prospectus relating to this offering, when available, may also be obtained from Maxim Group LLC, 300 Park Avenue, 16th Floor, New York, New York 10022, Attention: Syndicate Department, by telephone at (212) 895-3745 or by email at syndicate@maximgrp.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction or qualification under the securities laws of any such state or jurisdiction.

About RYVYL

RYVYL Inc. (NASDAQ: RVYL) was born from a passion for empowering a new way to conduct business-to-business, consumer-to-business, and peer-to-peer payment transactions around the globe. By leveraging electronic payment technology for diverse international markets, RYVYL is a leading innovator of payment transaction solutions reinventing the future of financial transactions. Since its founding as GreenBox POS in 2017 in San Diego, RYVYL has developed applications enabling an end-to-end suite of turnkey financial products with enhanced security and data privacy, world-class identity theft protection, and rapid speed to settlement. As a result, the platform can log immense volumes of immutable transactional records at the speed of the internet for first-tier partners, merchants, and consumers around the globe. www.ryvyl.com

Cautionary Note Regarding Forward-Looking Statements

This press release includes information that constitutes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on the Company’s current beliefs, assumptions and expectations regarding future events, which in turn are based on information currently available to the Company. Such forward-looking statements include statements that are characterized by future or conditional words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate” and “continue” or similar words. Factors that could cause actual results to differ materially from those discussed in the forward-looking statements include, among other things statements regarding the completion of the offering and the satisfaction of customary closing conditions related to the offering. You should read statements that contain these words carefully because they discuss future expectations and plans, which contain projections of future results of operations or financial condition or state other forward- looking information.

By their nature, forward-looking statements address matters that are subject to risks and uncertainties. A variety of factors could cause actual events and results to differ materially from those expressed in or contemplated by the forward-looking statements. Risk factors affecting the Company are discussed in detail in the Company’s filings with the SEC, including those factors identified as “risk factors” in the preliminary prospectus related to this offering, our most recent Annual Report on Form 10-K, and subsequent Quarterly Reports on Form 10-Q. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by applicable laws.

IR Contact:

David Barnard, Alliance Advisors Investor Relations, 415-433-3777, ryvylinvestor@allianceadvisors.com